                                          Registration No. 33-______________
      As filed with the Securities and Exchange Commission on May 31, 1996

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------
                             NEW YORK BANCORP INC.
              (Exact Name of Issuer as Specified in its Charter)
        DELAWARE                                          11-2869250
  (State of Incorporation)                     (IRS Employer Identification No.)
                           241-02 NORTHERN BOULEVARD
                          DOUGLASTON, NEW YORK  11362
                   (Address of Principal Executive Offices)
                             --------------------
                             NEW YORK BANCORP INC.
                         1993 LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plan)
                             --------------------
Michael A. McManus, Jr.                              Copies to:
President and Chief Executive Officer                Mary Sjoquist, Esq.
New York Bancorp Inc.                                Leslie A. Murphy, Esq.
241-02 Northern Boulevard                            Muldoon, Murphy & Faucette
Douglaston, New York  11362                          5101 Wisconsin Avenue, N.W.
(718) 631-8100                                       Washington, D.C.  20016

(Name, Address and Telephone Number of Agent for Service)
                              --------------------
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|


                             CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

    Title of      Proposed Amount  Proposed Maximum     Maximum       Amount of
   Securities          to be        Offering Price     Aggregate    Registration
to be Registered    Registered         Per Share    Offering Price      Fee
- --------------------------------------------------------------------------------

Common Stock,        514,361(1)       $24.9810(2)    $12,849,280(2)    $4,431(3)
$01. par value

_______________________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the New York Bancorp Inc. 1993 Long-Term Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. ss. 230.416(a).
(2) Determined by a weighted average of the $22.25 exercise price for 60,724 options and the $21.75 exercise price of 3,550 options granted to date and $25.375, the average of the high and low prices reported to the New York Stock Exchange on May 28, 1996 for the 450,087 shares reserved but not yet granted under the plan, pursuant to 17 C.F.R. ss. 230.457(h)(i).
(3) A total of 550,000 shares were registered on the original Form S-8 (SEC File No. 33-75756) filed on February 25, 1994 and a registration fee of $4,487 was paid at such time and 182,824 additional shares were registered on a subsequent Form S-8 (SEC File No. 33-90440) filed on March 17, 1995 and a registration fee of $399.69 was paid at such time. The previously registered shares together with the shares being registered hereby represents the estimated number of additional shares intended for issuance pursuant to the Plan.

                           --------------------------------
     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933, as amended and 17 C.F.R. ss. 230.462.

      This Registration Statement relates to the registration of 514,361 additional shares of Common Stock, $.01 par value per share, of New York Bancorp Inc. (the "Registrant") reserved for issuance and delivery under the New York Bancorp Inc. 1993 Long-Term Incentive Plan, as amended (the "Plan"). Such additional shares are being reserved pursuant to the provision in the Plan which automatically increases the number of shares that may be granted under the Plan each year. On February 25, 1994, the Registrant registered 550,000 shares of Common Stock, $.01 par value per share, reserved for issuance under the 1993 Long- Term Incentive Plan with the Securities and Exchange Commission (the "SEC") (SEC File No. 33-75756) and on March 17, 1995, the Registrant registered on a Form S-8 (SEC File No. 33- 90440), 182,824 additional shares of Common Stock reserved pursuant to the Agreement and Plan of Merger, by and between the Registrant and Hamilton Bancorp, Inc., dated June 30, 1994, whereby the
Registrant agreed to issue replacement options under the Plan to holders of outstanding and exercisable options for Hamilton common stock granted under Hamilton's 1993 Incentive Stock Option Plan and 1993 Stock Option Plan for Outside Directors under the Registrant's 1993 Long-Term Incentive Plan. The contents of such other filings are incorporated herein by reference pursuant to General Instruction E for the Form S-8.

ITEM 8.  LIST OF EXHIBITS

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      4.0 Restated Certificate of Incorporation of New York Bancorp Inc. is incorporated herein by reference to Exhibit 4.0 to the Registration Statement on Form S-8 (SEC File No. 33-90440) filed on March 17, 1995.

      4.1 Bylaws of New York Bancorp Inc. is incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 10-K for the year ended September 30, 1992.

      5.0 Opinion of Muldoon, Murphy & Faucette as to the legality of the Common Stock registered hereby.

      10.0 The New York Bancorp Inc. 1993 Long-Term Incentive Plan, as Amended, is incorporated herein by reference to Exhibit 10.0 to the Registration Statement on Form S-8 (SEC File No. 33-90440) filed on March 17, 1995.

      23.1 Consent of Muldoon, Murphy & Faucette (contained in the opinion included as Exhibit 5).

      23.2    Consent of KPMG Peat Marwick LLP.

      24      Power of Attorney (located in the signature pages).

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, New York Bancorp Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 30th day of May, 1996.


                                 New York Bancorp Inc.


                                 By: /s/Michael A. McManus, Jr.
                                 -------------------------------
                                 Michael A. McManus, Jr.
                                 President, Chief Executive Officer and Director


      Each person whose individual signature appears below hereby makes, constitutes and appoints Michael A. McManus, Jr. to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Name                         Title                         Date
      ----                         -----                         ----


/s/Michael A. McManus, Jr.     President, Chief Executive     May 30, 1996
- --------------------------                                    ------------
Michael A. McManus, Jr.        Officer and Director


/s/Patrick E. Malloy, III      Chairman of the  Board         May 30, 1996
- --------------------------                                    ------------
Patrick E. Malloy, III



/s/ Stan I. Cohen              Senior Vice President,         May 30, 1996
- --------------------------                                    ------------
Stan I. Cohen                  Controller, Secretary
                               and Director

      Name                         Title                        Date
      ----                         -----                        ----


/s/ Josiah T. Austin              Director                   May 30, 1996
- -------------------------                                    ------------
Josiah T. Austin



/s/Geraldine A. Ferraro           Director                   May 30, 1996
- -------------------------                                    ------------
Geraldine A. Ferraro



/s/Peter D. Goodson               Director                   May 30, 1996
- -------------------------                                    ------------
Peter D. Goodson



/s/John E. D. Grunow, Jr.         Director                   May 30, 1996
- -------------------------                                    ------------
John E. D. Grunow, Jr.



/s/Ronald H. McGlynn              Director                   May 30, 1996
- -------------------------                                    ------------
Ronald H. McGlynn



/s/Walter R. Ruddy                Director                   May 30, 1996
- -------------------------                                    ------------
Walter R. Ruddy



/s/Robert A. Simms                Director                   May 30, 1996
- -------------------------                                    ------------
Robert A. Simms

                             EXHIBIT INDEX
                             -------------


Exhibit
  No.            Description             Method of Filing
- -------          -----------             ----------------

4.0           Restated Certificate of    Incorporated by reference
              Incorporation of           to Exhibit 4.0 filed with
              New York Bancorp Inc.      New York Bancorp Inc.'s
                                         Form S-8 (SEC File No. 33-90440)

4.1           Bylaws of New York         Incorporated by reference to
              Bancorp Inc.               Exhibit 4.1 filed with New York
                                         Bancorp Inc.'s Form 10-K for
                                         the year ended September 30,
                                         1992.

5.0           Opinion of Muldoon,        Filed herewith.
              Murphy & Faucette

10.0          New York Bancorp Inc.      Incorporated by reference
              1993 Long-Term             to Exhibit 10.0 filed with
              Incentive Plan, as         New York Bancorp Inc.'s
              Amended                    Form S-8 (SEC File No. 33-90440)

23.1          Consent of Muldoon,        Located in Exhibit 5 herewith.
              Murphy & Faucette

23.2          Consent of                 Filed herewith.
              KPMG Peat Marwick LLP

24            Power of Attorney          Located in the Signature Page.